AGREEMENT, dated as of December 30, 1996 by and between Opta Food
Ingredients, Inc. (the "Company") and Nouvelle Holding Guyomarc'h S.A. (the "Purchaser").

     WHEREAS, simultaneously with the execution of this Agreement, the Purchaser has entered into a Securities Purchase Agreement, dated as of the date hereof, by and between the Purchaser and Pfizer, Inc. ("Pfizer"), pursuant to which, the Purchaser will purchase 854,774 shares of common stock of the Company (the "Shares") from Pfizer (the "Securities Purchase Agreement");

     WHEREAS, in connection with the Securities Purchase Agreement, the Purchaser seeks certain representation on the Board of Directors of the Company (the "Board") and the Company seeks to subject the Purchaser to restrictions with respect to its ownership of common stock of the Company, both as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree as follows:

1. Board Representation. (a) As soon as practicable after January 7, 1997 but in any event no later than January 31, 1997 (the "Appointment Date"), the Company hereby agrees that it will take all necessary action (including without limitation, increasing the number of directors of the Company) to ensure that a person designated by the Purchaser (the "Designee") is appointed to serve on the Board until the next annual meeting of stockholders of the Company. In addition, the Board shall nominate the Designee for election as a director at the next annual meeting of stockholders of the Company to serve until at least one year after the Appointment Date (the "Appointment Term"). The Company agrees to solicit proxies from its stockholders for the Designee and to vote all management proxies in favor of the Designee except for such proxies that specifically indicate to the contrary.

     (B) If any director of the Company recommended by the Purchaser shall cease to be a director of the Company for any reason whatsoever (except because of the request of Purchaser), the Board shall promptly elect another person recommended by the Purchaser to replace such director for the remaining portion of the Appointment Term.

2. Standstill Provisions (a) For a period of one year after the date hereof, without the prior written consent of the Company, neither the Purchaser nor any of its subsidiaries will:

          (i) acquire shares of common stock of the Company to the extent that after giving effect to such acquisition, the Purchaser would beneficially own more than 15% of the Company's outstanding shares of common stock; or

          (ii) solicit proxies from shareholders of the Company.

3. Legends. At the Purchaser's request, the Company shall deliver in substitution for the certificates representing the Shares new certificates free of restrictive Securities Act legends representing the Shares, to the extent the Purchaser has sold the Shares in compliance with Rule 144 or satisfies the conditions of Rule 144(k) and the Purchaser provides to the Company such evidence as the Company may reasonably request as to such facts. Furthermore, the Company hereby agrees that three months after the later of the resignation of the Designee from the Board or the expiration of the Appointment Term and so long as the Purchaser is not otherwise then an affiliate (within the meaning of Rule 144), the Shares represented by certificate number OF-0066 shall be freely transferable without registration under the securities laws, and the Shares represented by certificate number OF-0611 shall, subject to the same condition and assumption, be freely transferable without registration under the securities laws, on August 11, 1997.

4. Specific Enforcement. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving actual damage or securing or posting any bond or providing prior notice.

                                   * * * * *

     IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.



                              OPTA FOOD INGREDIENTS, INC.



                              By /s/ Lew Paine
                              Name:  Lew Paine
                              Title:  CEO


                              NOUVELLE HOLDING GUYOMARC'H S.A.


                              By /s/ H. Lagarde
                              Name:  H. Lagarde
                              Title:  Chairman